Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Halliburton Company:

We consent to the use of our reports dated February 5, 2021 with respect to the consolidated financial statements of Halliburton Company, and the effectiveness of internal control over financial reporting incorporated herein by reference. Our report dated February 5, 2021 on the consolidated financial statements refers to a change in accounting for leases.
/s/ KPMG LLP
KPMG LLP

Houston, Texas
July 23, 2021